Exhibit 10.25

FORM OF LOAN SERVICING AGREEMENT

Between

AMERICAN RENAL ASSOCIATES LLC, a Delaware limited liability company,

as Servicer,

[NEWCO LLC], a Delaware limited liability company,

as Lender

Dated as of [•], 2015

LOAN SERVICING AGREEMENT

THIS LOAN SERVICING AGREEMENT (this “Agreement”) is made as of [•], 2015, among AMERICAN RENAL ASSOCIATES LLC, a Delaware limited liability company (“Servicer”) and [NEWCO LLC], a Delaware limited liability company (the “Lender”).

WHEREAS, the Lender entered into that certain Contribution, Assignment and Assumption Agreement dated as of [•], 2015 (as amended, modified, supplemented or replaced as of the date hereof, the “Contribution Agreement”) with Servicer, pursuant to which Servicer contributed all of its rights, title and interest in the term loans set forth on Schedule A hereto (individually, a “Loan” and collectively, the “Loans”);

WHEREAS, the Loans are each evidenced by a loan and security agreement, promissory note and certain other related collateral documents set forth on Schedule A (individually, together with all exhibits attached thereto and all other documents evidencing and securing the Loans, a “Loan Agreement” and collectively the “Loan Agreements”);

WHEREAS, the Lender and Servicer desire to enter into this Agreement pursuant to which Servicer will perform certain services relating to the Loans.

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the Lender and Servicer agree as follows:

ARTICLE I

DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES

SECTION 1.1.   Defined Terms.  Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Section 1.1.

“Business Day” shall mean any day other than a Saturday, Sunday or national holiday, or a day on which banking and savings and loan institutions in the State of New York are authorized or obligated by law or executive order to be closed

“Person” shall mean any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

“Put/Call Purchase Price” shall mean the aggregate principal amount of the Loans outstanding as of the Put/Call Closing.

“Services” shall mean the services provided by Servicer under this Agreement.

“Trigger Date” shall mean the date on which aggregate principal amount of the Loans then outstanding is less than ten percent (10%) of the aggregate principal amount of the Loans outstanding as of the date of this Agreement.

SECTION 1.2.   General Definitional Provisions.

(a)                                 The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, appendix and exhibit references are to this Agreement, unless otherwise specified.

(b)                                 The meanings given to terms defined herein shall be equally applicable to the singular and plural forms of such terms.

ARTICLE II

ADMINISTRATION AND MANAGEMENT

SECTION 2.1.   Appointment of Servicer.  Servicer is hereby appointed to administer the Loans in accordance with the terms hereof (including the Standard of Care), the Loan Agreements and applicable law.  Servicer shall have full power and authority to do or cause to be done any and all things in connection with such administration of the Loans as may be necessary or desirable to perform its obligations under this Agreement in accordance with its terms, provided, that in no event shall Servicer violate the terms of the Loans, the Loan Agreements or this Agreement.  If there is any conflict between the terms of this Agreement, the Loans or the Loan Agreements, the terms of this Agreement shall govern.

SECTION 2.2.   Documents Evidencing Loans.  The Lender will deposit, or cause to be deposited, with Servicer copies of each document evidencing the Loans or any other security therefor to be administered by Servicer in accordance with the terms of this Agreement (in each case to the extent not already in the possession of Servicer prior to the date hereof), together with such other documents as Servicer may reasonably request in order to perform its duties under this Agreement.  Servicer shall maintain physical or imaged possession of copies of all instruments or documents generated by or coming into the possession of Servicer (including the Loan Agreements) that are required to document or service the Loans in accordance with the terms of this Agreement.

SECTION 2.3.   Duties of Servicer.

(a)                                 Collection and Remittance of Loan Payments.

(i)                               Servicer shall use its commercially reasonable efforts to collect all payments due and owing with respect to each Loan (including any payments of interest or principal) in accordance with the terms and conditions of the Loan Agreements with respect to such Loan.  Servicer shall follow collection procedures for each such Loan that are consistent with the Standard of Care.  Notwithstanding the foregoing, the Lender shall not be precluded from taking such reasonable steps, after consultation with Servicer, to collect any payments due and owing with respect to any Loan for which an Event of Default (as defined in the applicable Loan Agreement) has occurred and is continuing.

(ii)                           Servicer shall remit any and all payments received with respect to each Loan to the Lender, and in any event, within five (5) Business Days of receiving such payment under the Loan Agreements from the relevant Borrower (as defined below).

(b)                                 Administration and Management of Loans.

(i)                                     Servicer shall respond to telephone or written inquiries of any borrower listed on Schedule A hereto (individually, a “Borrower” and collectively, the “Borrowers”) concerning such Borrower’s Loan.

(ii)                                 Servicer shall maintain reasonable records with respect to each Loan setting forth the status of each such Loan, the amount and application of any funds received on account of such Loans, in each case, in accordance with the terms and conditions of the Loan Agreements.

(iii)                             Servicer shall keep each Borrower informed of the proper place and method for making payment with respect to such Borrower’s respective Loan.

(iv)                              Servicer shall be responsible for reporting tax information to the Borrowers and taxing authorities to the extent required by applicable law.

(v)                                 Servicer shall be responsible for filing such financing statements in such offices as are or shall be necessary or appropriate to create, perfect and establish the priority of the liens granted by Loan Agreements in any and all collateral, to preserve the validity, perfection or priority of such liens granted by the Loan Agreements in any and all collateral or to enable Lender (or Servicer on its behalf) to exercise its remedies, rights, powers and privileges under this the Loan Agreement.

(vi)                              Servicer shall hold any note evidencing or with respect to each Borrower’s respective Loan in trust for the Lender.

(c)                                  Distributions.  To the extent requested by the Lender, Servicer will assist the Lender with, including helping to administer, any distributions that the Lender desires to make to its members.

(d)                                 Authority.  In performing its obligations hereunder, Servicer shall be entitled to execute and deliver any agreements, instruments or other documents, and take such other actions, for and on behalf of the Lender as are reasonably necessary or advisable in connection with the performance by Servicer of its obligations hereunder.

SECTION 2.4.   Servicer Compensation.  Servicer shall be paid a fee on a quarterly basis equal to its documented reasonable direct and indirect costs and expenses incurred in connection with the performance of its obligations hereunder, plus an additional ten percent (10%) of such costs and expenses.  Servicer and Lender agree to review on an annual basis the amount of such fee and to negotiate in good faith any adjustments necessary to provide Servicer with reasonable compensation for its services hereunder.  Upon the request of Lender, Servicer shall provide Lender with a quarterly report detailing the amount of such costs and expenses.  Servicer shall have the authority to deduct from the collections it receives on the Loans the amount of Servicer compensation.  If requested by Servicer, Lender shall directly engage any accounting, legal and other experts required to conduct its business (other than the services contemplated by this Agreement) and pay the fees and expenses of such experts.

SECTION 2.5.   Servicer Entitled to Rely on Information from the Lender.  In connection with the performance of its obligations under this Agreement, Servicer shall be entitled to conclusively rely upon written information or any certification provided to it by the Lender without the obligation to investigate the accuracy or completeness of any such information or any certification.

SECTION 2.6.   Standard of Care.  Servicer shall perform its obligations under this Agreement in a commercially reasonable manner in accordance with applicable law, the terms and conditions of the Loans and Loan Agreements and, to the extent consistent with the foregoing, in accordance with the customary and usual procedures employed by servicers with respect to comparable assets, as applicable to the performance of its obligations under this Agreement, and to the extent at least as favorable to the Lender, consistent with the past practices of Servicer before the Loans had been contributed to the Lender (the “Standard of Care”).

SECTION 2.7.   Power and Authority.

(a)                                 Servicer is hereby granted the full power and authority to perform its obligations under this Agreement, for and on behalf of the Lender.  All actions taken hereunder by Servicer shall be performed in accordance with the terms of this Agreement, the Loans and the Loan Agreements.

(b)                                 Servicer is hereby granted the power and authority, for and on behalf of the Lender, to enter into agreements amending or modifying the terms of the Loan Agreements, including amendments or modifications that increase the revolving credit commitments available under such Loan Agreements; provided, however, that any such amendment or modification shall not modify the interest rate, principal, maturity or any other economic terms of, or security for, the Loans without the prior written consent of the Lender.

SECTION 2.8.   Legal Compliance.  Servicer shall perform all of its obligations under this Agreement in compliance with all applicable laws, rules and regulations.

SECTION 2.9.   Advances.  Servicer shall, in no event, be required to make any advances to protect the Loans or the underlying collateral (the “Collateral”), including without limitation, taxes, insurance and assessments; attorneys’ fees; trustee’s fees, recording, filing and publication fees; title report and title search costs; court costs; witness fees; other costs incurred with respect to any foreclosure sale, trustee’s sale or acquisition in lieu of foreclosure, or with respect to the marketing, sale or disposition of each Loan’s Collateral; inspections, surveys or environmental assessments; repair, restoration, maintenance or protection of the Collateral.

SECTION 2.10.   Liability of Servicer. Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by Servicer under this Agreement.

SECTION 2.11.   Limitation on Liability of Servicer.  (a) Neither Servicer nor any of its directors, managers, members, officers, employees or agents shall be under any liability to the Lender for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect Servicer or any such other Person against liability for any breach of a representation, warranty or covenant made herein, or against any expense or liability specifically required to be borne thereby without right of reimbursement pursuant to the terms hereof, or against any liability that would otherwise be imposed by reason of fraud, gross negligence or willful misconduct in the performance of obligations or duties hereunder, or by reason of grossly negligent disregard of such obligations and duties. Servicer and any of its directors, officers, managers, members, employees or agents may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Servicer and any of its directors, officers, managers, members, employees or agents shall be indemnified and held harmless by the Lender against any loss, liability, cost, claim or expense (including costs and expenses of litigation and of investigation, reasonable attorneys’ fees, damages, judgments and amounts paid in settlement) arising out of or incurred in connection with this Agreement or the Loans, other than any such loss, liability, cost, claim or expense: (i) specifically required to be borne thereby pursuant to the terms hereof or otherwise incidental to the performance of obligations and duties under this Agreement, including, in the case of Servicer, the prosecution of an enforcement action in respect of the Collateral (except as any such loss, liability or expense will be otherwise reimbursable pursuant to this Agreement); (ii) that is otherwise reimbursable pursuant to this Agreement (provided, that this clause (ii) is not intended to limit Servicer’s right of recovery of liabilities and expenses incurred as a result of being the defendant or participating in legal action relating to this Agreement); or (iii) that was incurred in connection with claims against such party resulting from (A) any breach of a representation or warranty made herein by such party, or (B) fraud, gross negligence or willful misconduct in the performance of obligations or duties hereunder by such party, or grossly negligent disregard of such obligations or duties, or any willful or negligent violation of applicable law. Servicer shall not be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and in its opinion does not involve it in any ultimate expense or liability; provided, however, that Servicer may, in its discretion, undertake any such action which it may reasonably deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Lender and Servicer shall be entitled to the direct payment of such expense, or to be reimbursed therefor.

Servicer may consult with counsel and shall have full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel.

(b)                                 No recourse may be taken, directly or indirectly, with respect to the obligations of Servicer under this Agreement or any of the Loan Agreements or any certificate or other writing delivered in connection herewith or therewith, against any partner, owner, beneficiary, agent, officer, director, employee or agent of Servicer, in its individual capacity, any holder of equity in Servicer or in any successor or assign of Servicer in its individual capacity, except as any such Person may have expressly agreed.

This Section 2.11 shall survive the termination of this Agreement or the termination or resignation of Servicer as regards rights and obligations prior to such termination or resignation.

SECTION 2.12.   Resignation.

(a)                                 Servicer may resign from the obligations and duties hereby imposed on it, upon a determination, based on the advice of outside counsel, that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of Servicer so causing such a conflict being of a type and nature carried on by Servicer at the date of this Agreement). Unless applicable law requires Servicer’s resignation to be effective immediately, no such resignation shall become effective until the Lender or other successor shall have assumed the responsibilities and obligations of the resigning party.

(b)                                 In addition, Servicer shall have the right to resign or assign its servicing rights at any time; provided, that (i) a willing successor thereto (proposed by the resigning Servicer and reasonably acceptable to the Lender) has been identified, (ii) Servicer pays all costs and expenses in connection with such transfer, and (iii) the successor accepts appointment prior to the effectiveness of such resignation or assignment and accepts the duties and obligations of Servicer under this Agreement.

(c)                                  Servicer shall not be permitted to resign except as contemplated above in this Section 2.12.

(d)                                 Consistent with the foregoing, Servicer shall not (except in connection with any resignation thereby permitted pursuant to the prior paragraph or as otherwise expressly provided herein, assign or transfer any of its rights, benefits or privileges hereunder to any other Person. Upon resignation in accordance with this Section 2.12, Servicer shall be entitled to receive all unpaid compensation due in accordance with Section 2.4.

ARTICLE III

PUT/CALL RIGHT

SECTION 3.1.   Put Right of the Lender.  (a) At any time after the Trigger Date, the Lender shall have the right, but not the obligation, exercisable in the sole discretion of the Lender, upon the terms and subject to the conditions set forth in this Section 3.1, to sell to Servicer all, but not less than all, of the outstanding Loans for aggregate cash consideration equal to the Put/Call Purchase Price, and, upon exercise of such right, subject to the terms of any then existing debt agreements of Servicer, Servicer shall be required to purchase such outstanding Loans from the Lender (the “Put Right”).

(b)                                 The Lender may exercise the Put Right following the Trigger Date by delivery to Servicer of a written notice given in the manner specified in Section 3.2 hereof (the “Put Exercise Notice”) stating that the Lender is exercising the Put Right and setting forth in such notice wire instructions for the Lender; provided that if the Servicer is not permitted to purchase the Loans due to any limitations under the Servicer’s debt agreements, such Put Exercise Notice shall be deemed to be withdrawn.  Servicer shall promptly notify Lender when such debt limitation no longer exists and Lender may exercise the Put Right thereafter.

SECTION 3.2.   Call Right of Servicer.  (a) At any time after the Trigger Date, Servicer shall have the right, but not the obligation, upon the terms and subject to the conditions set forth in this Section 3.2, to purchase from the Lender all, but not less than all, of the outstanding Loans for aggregate cash consideration equal to the Put/Call Purchase Price, and, upon exercise of such right, the Lender shall be required to sell the outstanding Loans to Servicer (the “Call Right”).

(b)                                 Servicer may exercise the Call Right at any time following the Trigger Date by delivery to the Lender of a written notice given in the manner specified in Section 3.2 hereof (the “Call Exercise Notice”) stating that Servicer is exercising the Call Right.  The Lender shall provide Servicer with the wire instructions for the Lender within five (5) Business Days of Servicer giving the Lender the Call Exercise Notice.

SECTION 3.3.   Put/Call Closing.  (a) The closing (the “Put/Call Closing”) of the exercise of the Put Right or Call Right shall take place on the tenth (10th) Business Day following delivery of the Put Exercise Notice or Call Exercise Price, as applicable (or such earlier date as the parties shall agree), and shall occur at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York at 10:00 a.m., New York City time.

(b)                                 At the Put/Call Closing:

(i)                                     Servicer will pay to the Lender the Put/Call Purchaser Price by wire transfer of immediately available funds; and

(ii)                                  the Lender will transfer and assign and Servicer will assume, all of the outstanding Loans and the Loan Agreements pursuant to customary documentation.

ARTICLE IV

ACCOUNTING, STATEMENTS AND REPORTS

SECTION 4.1.   Books and Records.  Servicer shall keep satisfactory books and records pertaining to the Loans and shall make periodic reports in accordance with this Article IV.  All such records and all the Loan Agreements, whether or not developed or originated by Servicer, reasonably required to document or properly administer the Loans shall remain at all times the property of the Lender, although Servicer shall be entitled to copies thereof.  Upon termination of this Agreement, Servicer shall deliver all such records and the Loan Agreements promptly to the Lender or its designee.

SECTION 4.2.   Periodic Reporting.  Servicer shall provide to the Lender periodic reporting as follows:

(a)                                 Servicer shall no later than forty-five (45) days following the end of each fiscal quarter provide or make available electronically to the Lender a statement prepared by Servicer, in a form agreed to between the parties.

(b)                                 Servicer shall no later than three (3) Business Days following a payment default with respect to any Loan or its receipt of actual knowledge of any other Event of Default (as defined in any of the Loan Agreements) under any Loan Agreement relating to an outstanding Loan, give notice by electronic transmission of such default or Event of Default to the Lender.

(c)                                  Servicer shall prepare and distribute all information and statements relating to payments on the Loans in accordance with all applicable federal and state laws and regulations.

(d)                                 Upon Lender’s request, Servicer shall forward to the Lender copies of all financial statements, operating statements and material correspondence delivered by the Borrower to Servicer pursuant to any Loan Agreements.

SECTION 4.3.   Inspection Rights.  At any time and from time to time during regular business hours and upon five (5) Business Days prior notice, Servicer shall permit the Lender, or its agent, at the sole cost and expense of the Lender, (a) to examine or make copies of abstracts from all books, records and documents, including, without limitation, computer tapes and disks constituting the Loan Agreements or otherwise in any way relating to the Loans or Servicer’s activities with respect thereto, (b) to visit the offices and properties of Servicer for purposes of examining such materials or Servicer’s procedures, processes and activities relating to the exercise of its duties hereunder and (c) to discuss matters relating to assets or the servicing or liquidation thereof or the performance by Servicer hereunder with respect thereto with any officers or employees having knowledge of any such matters.

SECTION 4.4.   Annual Statements as to Compliance.  Within ten (10) Business Days of delivery of Lender’s written request (but in no event more frequently than once each calendar year), Servicer shall deliver to Lender, at its own expense, among other items reasonably requested by the Lender, a certificate signed by an officer of Servicer, to the effect that, to the best knowledge of such officer, Servicer has fulfilled its obligations under this Agreement in all material respects throughout the preceding calendar year or in the case of the first such certificate, portion thereof commencing on the Closing Date.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

SECTION 5.1.   Representations and Warranties of Servicer. Servicer hereby represents and warrants to the Lender the following:

(a)                                 Servicer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.  Servicer has all requisite power and authority to own and operate its properties, carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under this Agreement.

(b)                                 The execution and delivery by Servicer of this Agreement and the other documents to which it is a party, and performance and compliance by Servicer with the terms of this Agreement and the other documents to which it is a party have been duly authorized by all necessary corporate action on the part of Servicer and will not violate Servicer’s certificate of formation or limited liability company agreement, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under any material agreement or other material instrument to which Servicer is a party or which is applicable to Servicer or any of its assets, which default or breach, in the reasonable judgment of Servicer, is likely to affect materially and adversely either the ability of Servicer to perform its obligations under this Agreement or the financial condition of Servicer.

(c)                                  This Agreement, assuming due authorization and execution by the other parties hereto, constitutes the valid, legal and binding obligation of Servicer, enforceable against it in accordance with the terms hereof, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

(d)                                 Servicer has the full power and authority to enter into and consummate all transactions involving Servicer contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(e)                                  Servicer is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in Servicer’s reasonable judgment, is likely to affect materially and adversely either the ability of Servicer to perform its obligations under this Agreement or the financial condition of Servicer.

(f)                                   No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by Servicer of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained or cannot be obtained prior to the actual performance by Servicer of its obligations under this Agreement and except where the lack of such consent, approval, authorization or order would not have a material adverse effect on the ability of Servicer to perform its obligations under this Agreement.

SECTION 5.2.   Representations and Warranties of the Lender. The Lender hereby represents and warrants to Servicer the following:

(a)                                 The Lender is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Lender has all requisite power and authority to own and operate its properties, carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under this Agreement.

(b)                                 The execution and delivery by the Lender of this Agreement and the other documents to which it is a party, and performance and compliance by the Lender with the terms of this Agreement and the other documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Lender and will not violate the Lender’s certificate of formation or limited liability company agreement, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under any material agreement or other material instrument to which the Lender is a party or which is applicable to the Lender or any of its assets, which default or breach, in the reasonable judgment of the Lender, is likely to affect materially and adversely either the ability of the Lender to perform its obligations under this Agreement or the financial condition of the Lender.

(c)                                  This Agreement, assuming due authorization and execution by the other parties hereto, constitutes the valid, legal and binding obligation of the Lender, enforceable against it in accordance with the terms hereof, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

(d)                                 The Lender has the full power and authority to enter into and consummate all transactions involving the Lender contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(e)                                  The Lender is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Lender’s reasonable judgment, is likely to affect materially and adversely either the ability of the Lender to perform its obligations under this Agreement or the financial condition of the Lender.

(f)                                   No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Lender of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained or cannot be obtained prior to the actual performance by the Lender of its obligations under this Agreement and except where the lack of such consent, approval, authorization or order would not have a material adverse effect on the ability of the Lender to perform its obligations under this Agreement.

TERMINATION; TRANSFER OF SERVICES

SECTION 5.3.   Termination Events.  Any of the following acts or occurrences shall constitute a Termination Event under this Agreement (each, a “Termination Event”):

(a)                                 if either Servicer on the one hand or the Lender on the other hand, has breached in any material respect any covenant, representation or other provision of this Agreement and has not cured such breach within thirty (30) days after receiving written notice describing such breach; provided, however, if such breach is not capable of being cured within thirty (30) days and such party is diligently working to cure such breach, such party shall have such additional time as reasonably approved by the other party to cure such breach;

(b)                                 any failure by Servicer to deliver to the Lender any report or information it is required to deliver pursuant to the terms of this Agreement if such failure continues unremedied for a period of fifteen (15) days following receipt by Servicer of written notice from the Lender of such failure;

(c)                                  if Servicer has been grossly negligent in any material respect or engaged in unlawful acts or willful misconduct in the performance of its duties under this Agreement and has not cured such negligence, act or misconduct within ten (10) days after receiving written notice from the Lender;

(d)                                 if an involuntary bankruptcy proceeding or a similar regulatory action has been commenced against either party or any of its direct or indirect parents and has remained undismissed or undischarged for a period of thirty (30) consecutive days;

(e)                                  if either party has made a general assignment for the benefit of its creditors, or

(f)                                   if such party has admitted in writing its inability to pay its debts generally as they become due.

SECTION 5.4.   Termination for Cause by the Lender; Removal of Servicer.  Immediately upon the occurrence of a Termination Event caused by Servicer, the Lender, upon ten days (10) prior written notice (the “Termination Notice”) to Servicer, may terminate this Agreement with respect to the Loans, whereupon Servicer shall be removed from its duties and obligations under this Agreement with respect to the Loans.

SECTION 5.5.   Effect of Termination for Cause by the Lender.  Upon termination of this Agreement with respect to the Loans, Servicer shall promptly deliver or cause to be delivered to the Lender or its designee all books and records that Servicer has maintained with respect to the Loans, including, without limitation, all the Loan Agreements relating to such Loans then in Servicer’s possession. Servicer agrees to cooperate with the Lender or its designee in effecting the termination of any of Servicer’s responsibilities and rights under this Agreement and shall promptly provide the Lender or its designee with all documents and records reasonably requested by such parties to enable such parties to assume Servicer’s functions hereunder.

SECTION 5.6.   Termination for Cause by Servicer.  Upon the occurrence of a Termination Event caused by the Lender (which, for the avoidance of doubt, may not include a Termination Event under Section 5.3(b) or (c)), Servicer, upon thirty (30) days prior written notice to the Lender, may terminate this Agreement with respect to its duties to manage the Loans, whereupon Servicer shall be removed from its duties and obligations under this Agreement with respect to such Loans.

SECTION 5.7.   Effect of Termination for Cause by Servicer.  Upon termination of this Agreement with respect to the Loans, Servicer shall promptly deliver or cause to be delivered to the Lender or its designee all books and records that Servicer has maintained with respect to such Loans, including, without limitation, all the Loan Agreements relating to such Loans then in Servicer’s possession.  Servicer agrees to cooperate with the Lender or its designee in effecting the termination of any of Servicer’s responsibilities and rights under this Agreement and shall promptly provide the Lender or its designee with all documents and records reasonably requested by such parties to enable such parties to assume Servicer’s functions hereunder.

SECTION 5.8.   Term.  Unless terminated pursuant to and in accordance with this Article V, or unless otherwise agreed upon in writing by the parties, this Agreement shall continue with respect to each Loan until such Loan has been fully paid, liquidated, or otherwise satisfied; provided this Agreement shall terminate with respect to all Loans upon the Put/Call Closing.  In connection with any termination, Lender shall pay Servicer all amounts owed under Section 2.4 as of the date of termination.

ARTICLE VI

MISCELLANEOUS

SECTION 6.1.   Severability.  Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.  Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.  If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate in good faith to develop a structure the economic effect of which is as nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

SECTION 6.2.   Notices. Any notices, consents, directions, demands or other communications given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or by overnight delivery at, or telecopied to the respective addresses or telecopy numbers, as the case may be, set forth below (or to such other address or telecopy numbers as any party shall give notice to the other parties pursuant to this Section 6.2).

If to the Lender:                                                                                                                  [NewCo LLC]

375 Park Avenue, 12th Floor

New York, New York 10152

Facsimile: (212) 672-5001

Attention: Steven M. Silver

Jared S. Hendricks

If to Servicer:                                                                                                                      American Renal Associates LLC
500 Cummings Center, Suite 6550

Beverly, Massachusetts 01915

Facsimile:  (978) 232-4060

Attention:  General Counsel

SECTION 6.3.   Counterparts.  For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and together shall constitute and be one and the same instrument.

SECTION 6.4.   Governing Law; Waiver of Jury Trial.

(a)                                 Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.  Any dispute arising hereunder or related to this Agreement shall be resolved in the federal court sitting in New York, New York, and each of Servicer and the Lender hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such federal court.

(b)                                 WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY AGREEMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER.

SECTION 6.5.   Amendments.  This Agreement may be amended from time to time only by a written instrument signed by Servicer and the Lender and no waiver of any of the terms hereof by any party shall be effective unless it is in writing and signed by the other parties.

SECTION 6.6.   Headings Descriptive.  The headings of the articles, sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

SECTION 6.7.   Judicial Interpretation.  Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any person by reason of the rule of construction that a document is to be construed more strictly against the person who itself or through its agent prepared the same, it being agreed that all parties hereto have participated in the preparation of this Agreement.

SECTION 6.8.   Integration.  The Agreement comprises the final and complete integration of all prior expressions by Servicer on the one hand and the Lender on the other hand with respect to the subject matter hereof as of the date hereof and shall constitute the entire agreement between Servicer on the one hand and the Lender on the other hand with respect to such subject matter, superseding all prior oral or written understandings.

SECTION 6.9.   Successors and Assigns.  This Agreement shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto.

SECTION 6.10.   Force Majeure.  Neither party shall have any liability to the other for any loss or damage resulting from any delay in performing or failure to perform where such failure or delay arises from fire, flood, major storm, earthquake, tidal wave, war, military operation, national emergency, civil unrest, implementation of any law, regulation, order, requisition, request or recommendation of any governmental agency or acting governmental authority having jurisdiction over the matter after the date of this Agreement which makes it impossible or illegal for either party to perform its obligations in accordance with the terms of this Agreement; or any other similar cause beyond the control of the affected party.  The party invoking this Section 6.10 shall notify the other party promptly of such event and, to the extent possible, inform the other party of the expected duration of the suspended or curtailed performance and the portions of this Agreement to be affected thereby.

SECTION 6.11.   No Partnership or Agency.  In providing the Services contemplated hereunder, Servicer is acting as and shall be considered an independent contractor.  Nothing in this Agreement is intended to, or shall operate to, create a company, partnership or other form of joint venture or enterprise between the parties, impose any liability as such on any of them, or to authorize either party to act as agent for the other, except, in respect of Servicer, as provided herein, and neither party shall otherwise have authority to act in the name or on behalf of or otherwise to bind the other in any way (including the making of any representation or warranty, the assumption of any obligation or liability and the exercise of any right or power).

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their authorized officer as of the day and year first above written.

SERVICER:

AMERICAN RENAL ASSOCIATES LLC, a Delaware limited liability company

By:
Name:
Title:

LENDER:

[NEWCO LLC], a Delaware limited liability company

By:
Name:
Title:

[Signature Page to Loan Servicing Agreement]

Schedule A

Loans

[To come]